Exhibit 10.1
AMENDMENT NUMBER ONE
TO EMPLOYMENT AGREEMENT
LEWIS RENOLLET
This Amendment Number One (the “Amendment”) to the employment agreement (the “Employment Agreement”) between Monroe Federal Savings and Loan Association (the “Association”) and Lewis Renollet (“Executive”), dated as of October 23, 2024, is entered into as of October 26, 2026.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Employment Agreement.
WHEREAS, Executive is currently serving as President and Chief Executive Officer of Monroe Federal Bancorp, Inc. (the “Company”) and the Association; and
WHEREAS, Executive shall retire as President and Chief Executive Officer of the Company and the Association as of October 26, 2026; and
WHEREAS, the Boards of Directors of the Company and the Association intend to appoint Charles G. Brown III to succeed the Executive as President and Chief Executive Officer of the Association and the Company on October 26, 2026 (the “Transition Date”); and
WHEREAS, in connection with the appointment of Mr. Brown on the Transition Date, the Executive has agreed to continue his employment in the role of Senior Executive Vice President of the Company and the Association effective as of the Transition Date through December 31, 2026; and
WHEREAS, the parties desire to amend the Employment Agreement to reflect the Transition Date; and
WHEREAS, Section 15(a) of the Employment Agreement provides that the Employment Agreement may be amended by written instrument signed by the parties.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended as follows:
Section 1.
New Title.  All references in the Employment Agreement to “President and Chief Executive Officer” are hereby replaced with “Senior Executive Vice President.”
Section 2.
Position and Responsibilities. Section 1 of the Employment Agreement is hereby amended and restated to read as follows:
“During the term of this Agreement, Executive agrees to serve as the Senior Executive Vice President of the Association and will have all powers that are generally incident to the office of the Senior Executive Vice President.  As Senior Executive Vice President, the Executive will report to the Board of Directors of the Association (the “Board”).”

Section 3.
Retirement as of December 31, 2026. A new Section 2(e) is hereby added to the Employment Agreement to read as follows:
“(e) Retirement as of December 31, 2026. Notwithstanding any provision to the contrary, Executive’s employment with the Company and Association shall automatically, and without further notice, terminate as of the close of business on December 31, 2026. For purposes of clarity, Executive will continue to serve on the Board after December 31, 2026.”

Section 4.
New Base Salary. The reference to “$199,500” in Section 3(a) of the Employment Agreement is hereby replaced with “$120,000.”
Section 5.
Good Reason.  The Executive hereby agrees and acknowledges that the changes made by this Amendment will not constitute a “Good Reason” as set forth in the Employment Agreement
Section 6.
Effectiveness.  This Amendment shall be deemed effective as of October 26, 2026.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Employment Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 7.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 8.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Association and Executive have signed this Amendment as of the date first written above.
MONROE FEDERAL SAVINGS AND LOAN ASSOCIATION
By:   /s/ Julie M. Broerman Daniels

Julie M. Broerman Daniels
Chairman of the Board

EXECUTIVE
/s/ Lewis Renollet
Lewis Renollet